Exhibit 10.29

FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of [DATE], by and among Timothy Greener and Peter Kaufmann, as stockholder representatives (the “Stockholder Representatives”) for certain holders of securities (the “Shareholders”) and executives (the “Executives”) of Mercury Energy, Inc., a Delaware corporation (“Mercury”), and Real Goods Solar, Inc., a Colorado corporation (“Purchaser”, and together with the Stockholder Representatives, sometimes referred to individually as “Party” or collectively as the “Parties”), and Computershare Trust Company, N.A. (the “Escrow Agent”).

WHEREAS, Purchaser, Real Goods Mercury, Inc., a wholly-owned acquisition subsidiary of Purchaser, Mercury and the Stockholder Representatives are a party to that certain Agreement and Plan of Merger, dated as of August 8, 2013, pursuant to which Purchaser shall acquire all of the outstanding capital stock of Mercury through merger of Purchaser’s acquisition subsidiary with and into Mercury (the “Merger Agreement”); and

WHEREAS, as a condition to the Parties obligations to consummate the transactions contemplated by the Merger Agreement, the Parties have agreed to deposit in escrow shares of Purchaser’s Class A Common Stock, par value $.0001 per share (“Purchaser Common Stock”) in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Asset.

(a) Purchaser agrees to deposit with the Escrow Agent on the date hereof (i) [•] shares of Purchaser Common Stock (the “Indemnification Escrow Asset”) for the purpose of funding working capital adjustment claims pursuant to Section 3.03 of the Merger Agreement and indemnification claims pursuant to Sections 9.02(i) and (ii) of the Merger Agreement, (ii) [•] shares of Purchaser Common Stock (the “Litigation Escrow Asset”) for the purpose of funding indemnification claims pursuant to Sections 9.02(iii) and (iv) of the Merger Agreement, and (iii) [•] shares of Purchaser Common Stock (the “Retention Escrow Asset”) for the purpose of funding the payment by the Shareholders of retention bonuses to the Executives pursuant to the terms and conditions of the Retention Bonus Agreements, dated as of August 8, 2013, by and between Mercury and each Executive (the “Retention Agreements”) (the Retention Escrow Asset, together with the Indemnification Escrow Asset and the Litigation Escrow Asset, the “Escrow Asset”). The Escrow Agent shall hold the Escrow Asset as a book position registered in the name of Computershare Trust Company, N.A. as Escrow Agent for the benefit of the Shareholders and the Executives in accordance with the terms and conditions of this Agreement.

(b) Escrow Shares.

i. During the term of this Agreement, the Stockholder Representatives shall have the right to exercise any voting rights with respect to shares comprising the Escrow Asset attributable to the Shareholders or the Executives, pursuant to the terms of the Merger Agreement. The Stockholder Representatives shall direct the Escrow Agent in writing as to the exercise of any such voting rights, and the Escrow Agent shall comply, to the extent it is able to do so, with any such directions of the Stockholder Representatives. In the absence of such directions, the Escrow Agent shall not vote any of the shares comprising the Escrow Asset.

ii. Any dividends paid with respect to the Escrow Asset shall be deemed part of the Escrow Asset and be delivered to the Escrow Agent to be held in a bank account and be deposited in one or more interest-bearing accounts to be maintained by the Escrow Agent in the name of the Escrow Agent at one or more of the banks in Schedule 3 attached. The deposit of dividends in any of the mutually agreed upon banks (“Approved Bank”)

shall be deemed to be at the direction of the Parties. At any time and from time to time, the Parties may direct Escrow Agent by written notice (i) to deposit the dividends with a specific Approved Bank, (ii) not to deposit any new dividend amount in any Approved Bank specified in the notice and/or (iii) to withdraw all or any of the dividends that may then be deposited with any Approved Bank specified in the notice. With respect to any withdrawal notice, the Escrow Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Such withdrawn amounts shall be deposited with any other Approved Bank or any Approved Bank specified by the Parties in the notice.

iii. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of the Purchaser, other than a regular cash dividend, the Escrow Asset under Section 2(a) above shall be appropriately adjusted on a pro rata basis.

3. Disposition and Termination.

(a) As soon as practicable (but no later than three business days) after the date that is nine months following the date of this Agreement (the “Indemnification Escrow Termination Date”), Purchaser and one or both of the Stockholder Representatives shall direct the Escrow Agent by joint written notice to release the remaining portion of the Indemnification Escrow Asset less any Reserved Portion (as defined herein) to the “Exchange Agent” (as defined in the Merger Agreement) for distribution to the Shareholders in accordance with written instructions provided by one or both of the Stockholder Representatives to the Exchange Agent. Any Reserved Portion shall continue to be held in escrow under this Agreement by the Escrow Agent until the claims contained in any Claim Notice(s) applicable to the Indemnification Escrow Asset described in Section 3(d) below become resolved, even if such claims have not been finally resolved prior to the Indemnification Escrow Termination Date. After the Indemnification Escrow Termination Date, the Escrow Agent shall only release all or any amount of the Reserved Portion of the Indemnification Escrow Asset to Purchaser or the Shareholders or Executives in accordance with Section 3(g) hereof.

(b) As soon as practicable (but no later than three business days) after the date of the final disposition of any shareholder action or appraisal proceeding that is the subject of an indemnification claim pursuant to Sections 9.02(iii) or (iv) of the Merger Agreement (the “Litigation Escrow Termination Date”), Purchaser and one or both of the Stockholder Representatives shall direct the Escrow Agent by joint written notice to release the remaining portion of the Litigation Escrow Asset to the Exchange Agent for distribution to the Shareholders in accordance with written instructions provided by one or both of the Stockholder Representatives to the Exchange Agent.

(c) If and to the extent any Executive earns the right to receive any portion of the Retention Escrow Asset in accordance with the terms of the Retention Agreement to which such Executive is a party, Purchaser and one or both of the Stockholder Representatives shall direct the Escrow Agent by joint written notice to release a portion of the Retention Escrow Asset determined in accordance with such Retention Agreement to such Executive in accordance with such joint written notice. If and to the extent any Executive’s right to receive any portion of the Retention Escrow Asset is forfeited in accordance with the terms of the Retention Agreement to which such Executive is a party, Purchaser and one or both of the Stockholder Representatives shall direct the Escrow Agent by joint written notice to release a portion of the Retention Escrow Asset determined in accordance with such Retention Agreement to the Exchange Agent for distribution to the Shareholders in accordance with written instructions provided by one or both of the Stockholder Representatives to the Exchange Agent.

(d) Notwithstanding anything in this Agreement to the contrary, if on or before the Indemnification Escrow Termination Date or Litigation Escrow Termination Date, as applicable, the Escrow Agent has received from Purchaser a notice (a “Claim Notice”) specifying in reasonable detail the nature and basis for a claim for a working capital adjustment in accordance with Section 3.03 of the Merger Agreement or a claim for indemnification pursuant to Sections 9.02 of the Merger Agreement (as defined below), whether such claim applies to the Indemnification Escrow Asset (in the case of claims pursuant to Sections 9.02(i) or (ii) of the Merger Agreement) or the Litigation Escrow Asset (in the case of claims pursuant to Sections 9.02(iii) or (iv) of the Merger Agreement), and the dollar amount of the claim, or if such amount is unknown, Purchaser’s good faith reasonable estimate of the dollar amount of such claim, in each case also expressed as a number of shares of Purchaser Common Stock calculated by dividing such dollar amount by $[•]1 (the “Claimed Amount”), then the Escrow Agent shall continue to keep in the Indemnification Escrow Asset or the Litigation Escrow Asset, as applicable, an amount of shares equal to the Claimed Amount set forth in such Claim Notice(s) (the “Reserved Portion”) until such Claimed Amount is resolved as provided herein. For the avoidance of doubt, the preceding sentence shall survive the Indemnification Escrow Termination Date and the Litigation Escrow Termination Date. In any Claim Notice, Purchaser shall, in reasonable detail to the extent possible, cite the nature of the claim, the section(s) of the Merger Agreement supporting its claim, and facts and circumstances supporting its claim.

(e) At the time of delivery of any Claim Notice to the Escrow Agent, a duplicate copy of such Claim Notice shall be delivered by the Purchaser to the Stockholder Representatives in accordance with the notice provisions contained in the Merger Agreement.

(f) Unless one or both of the Stockholder Representatives delivers to the Escrow Agent a notice objecting in good faith to the creation of the Reserved Portion (or any amount thereof), or the claim contained in the Claim Notice (the “Contest Notice”) within twenty (20) calendar days of the Stockholder Representatives receiving the relevant Claim Notice pursuant to Section 3(d) hereof, the Escrow Agent shall, without further instructions, promptly return that portion of the Indemnification Escrow Asset or the Litigation Escrow Asset, as applicable, equal to the Claimed Amount as set forth in such Claim Notice and deliver such Purchaser Common Stock to Purchaser after prior written notice to the Stockholder Representatives. Escrow Agent shall continue to hold in escrow any contested Claimed Amount until release is otherwise authorized pursuant to Section 3(g) hereof. If any Contest Notice includes an objection to only a portion of a Claimed Amount, the Escrow Agent shall promptly release to Purchaser an amount from the Indemnification Escrow Asset or the Litigation Escrow Asset, as applicable, equal to the portion of the Claimed Amount in relation to which there is no objection after prior written notice to the Stockholder Representatives.

(g) In the event that the Stockholder Representatives shall deliver a Contest Notice in accordance with Section 3(f) hereof, the Escrow Agent shall make payment with respect any Claimed Amount subject to such Contest Notice only in accordance with: (i) any joint written instructions executed by one or both of the Stockholder Representatives and Purchaser; or (ii) a written notification from Purchaser or one or both of the Stockholder Representatives of a final and non-appealable decision, order, judgment or decree of a court of competition jurisdiction or an arbitrator, which notification shall attach a copy of such final and non-appealable decision, order, judgment or decree (a “Final Order”). The Escrow Agent shall be entitled to rely on any such joint written instructions or Final Order and upon receipt thereof shall promptly liquidate and distribute that portion of the remaining Indemnification Escrow Asset or the Litigation Escrow Asset, as applicable, as instructed in such joint written instructions or Final Order.

(h) Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives joint written instructions from one or both of the Stockholder Representatives and Purchaser, or their respective successors or assigns, as to the disbursement of the Escrow Asset or any portion thereof, the Escrow Agent shall disburse the Indemnification Escrow Asset or the Litigation Escrow Asset, as applicable, pursuant to such joint written instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any joint written instructions unless and until the Escrow Agent is satisfied, in its reasonable discretion, that the persons executing said joint written instructions are authorized to do so.

(i) Upon delivery of any and all remaining Escrow Asset by the Escrow Agent in accordance with the terms and conditions of this Agreement, this Agreement shall terminate, subject to the provisions of Section 7.

4. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred

[1]	The amount will equal the “Average Closing Price” determined in accordance with the Merger Agreement.

from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control only in connection with any matter related to the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Asset, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Asset nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Asset (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 hereunder. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement divided by the closing price per share on the Nasdaq Capital Market for Purchaser’s common stock on the immediately preceding trading day.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing under the foregoing sentence shall be paid by Purchaser with respect to the annual and other fees described on Schedule 2. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7.

7. Indemnity.

(a) Subject to Section 7(c) below, Escrow Agent shall be liable for any losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses (including without limitation, the fees and expenses of outside counsel and experts and their staffs and all expenses of document location, duplication and shipment) (collectively “Losses”) only to the extent such Losses are determined by a court of competent jurisdiction to be a result of Escrow Agent’s gross negligence or willful misconduct; provided, however, that any liability of Escrow Agent will be limited in the aggregate to the value of the Escrow Asset deposited with the Escrow Agent.

(b) Purchaser shall indemnify and hold Escrow Agent harmless from and against, and Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement, except to the extent of liability described in Section 7(a) above.

(c) Without limiting Purchaser’s indemnification obligations set forth in Section 7(b) above, neither the Parties nor the Escrow Agent shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Certification and Tax Reporting. The Parties, if applicable, have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. All interest or other income earned under this Agreement shall be allocated to the Stockholder Representatives (for the benefit of the Shareholders) and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Asset by the Stockholder Representatives (for the benefit of the Shareholders) whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent and warrant to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the Merger transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9. Notices. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Asset, including but not limited to transfer instructions (all of which shall be specifically governed by Section 10 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a)	by facsimile or other electronic transmission (including e-mail);

(b)	by overnight courier; or

(c)	by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Stockholder	[•]
Representatives:

If to Purchaser:	Real Goods Solar, Inc.
833 W. South Boulder Road
Louisville, Colorado 80027-2452
Attention: Kam Mofid
Telephone: (303) 222-8302

with a copy (which will not constitute notice) to:	Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, Colorado 80202-4432 Attention: Thomas B. Romer and Kristin Macdonald Email: tromer@bhfs.com Email: kmacdonald@bhfs.com

If to the Escrow Agent:	Computershare Trust Company, N.A.
350 Indiana Street, Suite 750
Golden, CO 80401
Facsimile No. (303) 262-0608
Attention: John Wahl / Rose Stroud
E-mail: Rose.Stroud@computershare.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures. Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Asset, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(a) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Purchaser’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of President, Chief Executive Officer, Controller, General Counsel and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(b) The Stockholder Representatives acknowledge that the Escrow Agent is authorized to deliver the Escrow Asset to the custodian account or recipient designated by the Stockholder Representatives in writing. Purchaser acknowledges that the Escrow Agent is authorized to deliver the Escrow Asset to the address provided for notice to Purchaser or any address provided in a Claims Notice.

11. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous. Except for transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 5, without the prior consent of the Escrow Agent and the other parties. This Agreement shall be governed by and construed under the laws of the State of New York. EACH PARTY AND THE ESCROW AGENT IRREVOCABLY WAIVES ANY OBJECTION ON THE GROUNDS OF VENUE, FORUM NON-CONVENIENS OR ANY SIMILAR GROUNDS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW AND CONSENTS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR UNITED STATES FEDERAL COURT, IN EACH CASE, SITTING IN NEW YORK COUNTY, NEW YORK. THE PARTIES AND THE ESCROW AGENT FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS AGREEMENT. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Asset escrowed hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

THE STOCKHOLDER REPRESENTATIVES

TIMOTHY GREENER

PETER KAUFMANN

REAL GOODS SOLAR, INC.

By:

Name:

Title:

COMPUTERSHARE TRUST COMPANY, N.A. as Escrow Agent

By:

Name:

Title:

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Escrow Asset Transfer Instructions

If from the Stockholder Representatives:

	Name	Telephone Number	Signature
1.
2.
3.

If from Purchaser:

	Name	Telephone Number	Signature
1.
2.
3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Escrow Asset Transfer Instructions

If from the Stockholder Representatives:

	Name	Telephone Number
1.
2.
3.

If from Purchaser:

	Name	Telephone Number
1.
2.
3.

SCHEDULE 2

Computershare Trust Company, N.A.

Escrow Agent Fee Schedule

Account Set Up Fee	$2,500.00
Annual Administration Fee	$3,500.00
(per year or part thereof)
Out-of-Pocket Expenses	At cost
(Postage, Stationery, etc.)
Overnight Delivery Charges	At cost

Note: The above excludes legal counsel or other service fees and and expenses which may apply and be payable, in connection with the retention of advisors mentioned at Section 4(b).

SCHEDULE 3

APPROVED BANKS

Bank of America
Bank of Scotland
BMO Harris Bank, N.A.
Goldman Sachs
RBS (and affiliates)
RBS NV (former ABN AMRO)
UMB
Societe Generale
Santander
WestPac